Two Harbors Investment Corp. Reports Second Quarter 2017 Financial Results
Delivered Strong Quarter While Taking Key Steps to Maximize Shareholder Value

NEW YORK, August 7, 2017 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR)and other financial assets, today announced its financial results for the quarter ended June 30, 2017.

Summary

•	Delivered Comprehensive Income of $85.9 million, a return on average common equity of 9.9%, or $0.25 per weighted average common share.

•	Reported Core Earnings of $97.5 million, or $0.28 per weighted average common share.(1)

•
Formed Granite Point Mortgage Trust Inc. (“Granite Point”) (NYSE: GPMT) and contributed portfolio of commercial real estate assets to Granite Point concurrent with the closing of Granite Point’s initial public offering (“IPO”).(2)

•	Added $18.9 billion in unpaid principal balance (UPB) of MSR, including $13.1 billion UPB through two bulk purchases.

•	Reported book value of $9.87 per common share, representing a 2.2%(3) total quarterly return on book value after accounting for a dividend of $0.26 per common share.

•	Subsequent to quarter end, issued 11,500,000 shares of 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $278.1 million.

“Our results in the second quarter were driven by solid performance across our strategies as our team took advantage of attractive market opportunities,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “Additionally, we took key steps to maximize shareholder value through the formation of Granite Point as a standalone entity for our commercial real estate platform and with the preferred stock offering post quarter-end. We believe that we are in an excellent position to continue to deliver strong returns going forward.”

(1)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(2)
Due to the company’s controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company.

(3)
Return on book value for the quarter ended June 30, 2017 is defined as the decrease in book value per common share from March 31, 2017 to June 30, 2017 of $0.04, plus the dividend declared of $0.26 per common share, divided by March 31, 2017 book value of $9.91 per common share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2017:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2017			Six Months Ended June 30, 2017
Earnings	Earnings	Per weighted average common share	Annualized return on average common equity	Earnings	Per weighted average common share	Annualized return on average common equity
Comprehensive Income	$85,959	$0.25	9.9%	$231,706	$0.66	13.4%
GAAP Net Income	$4,333	$0.01	0.5%	$76,318	$0.22	4.4%
Core Earnings(1)	$97,528	$0.28	11.2%	$192,486	$0.55	11.1%

Operating Metrics
Dividend per common share	$0.26
Dividend per Series A preferred share	$0.75043
Book value per common share at period end	$9.87
Other operating expenses as a percentage of average equity(2)	1.9%
________________

(1)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(2)	Other operating expenses as a percentage of average equity of 1.9% excludes $2.2 million of transaction expenses related to the initial public offering of Granite Point stock.

Earnings Summary
Two Harbors reported Comprehensive Income of $85.9 million, or $0.25 per weighted average common share, for the quarter ended June 30, 2017, as compared to Comprehensive Income of $145.7 million, or $0.42 per weighted average common share, for the quarter ended March 31, 2017. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average common equity of 9.9% and 16.9% for the quarters ended June 30, 2017 and March 31, 2017, respectively.

The company reported GAAP Net Income of $4.3 million, or $0.01 per weighted average common share, for the quarter ended June 30, 2017, as compared to GAAP Net Income of $72.0 million, or $0.21 per weighted average common share, for the quarter ended March 31, 2017. On a GAAP Net Income basis, the company recognized an annualized return on average common equity of 0.5% and 8.3% for the quarters ended June 30, 2017 and March 31, 2017, respectively.

For the second quarter of 2017, the company recognized:

•	net realized gains on RMBS and mortgage loans held-for-sale of $23.3 million, net of tax;

•	net unrealized losses on certain RMBS and mortgage loans held-for-sale of $2.0 million, net of tax;

•	net losses of $35.4 million, net of tax, related to swap and swaption terminations and expirations;

•	net unrealized losses of $43.1 million, net of tax, associated with interest rate swaps and swaptions economically hedging interest rate exposure (or duration);

•	net realized and unrealized losses on other derivative instruments of $14.5 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $1.4 million, net of tax;

•	net realized and unrealized losses on MSR of $16.6 million(3), net of tax;

•	non-cash equity compensation expense of $3.7 million, net of tax; and

•	transaction expenses associated with the Granite Point IPO of $2.2 million, net of tax; $0.4 million of which was recorded by Granite Point and included in our consolidated results.

(3)	Excludes estimated amortization of $28.2 million, net of tax, included in Core Earnings.

The company reported Core Earnings for the quarter ended June 30, 2017 of $97.5 million, or $0.28 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2017 of $95.0 million, or $0.27 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average common equity of 11.2% and 11.0% for the quarters ended June 30, 2017 and March 31, 2017, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended June 30, 2017. The annualized dividend yield on the company’s common stock for the quarter, based on the June 30, 2017 closing price of $9.91, was 10.5%.

Two Harbors declared a quarterly dividend of $0.75043 per share on its 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock. The dividend was paid on July 27, 2017 to Series A preferred stockholders of record at the close of business on July 12, 2017.

The company’s book value per common share, after taking into account the second quarter 2017 common and preferred stock dividends, was $9.87 as of June 30, 2017, compared to $9.91 as of March 31, 2017, which represented a total return on book value for the quarter of 2.2%.(1)

Other operating expenses for the quarter ended June 30, 2017 were approximately $19.4 million, which includes $2.2 million of transaction expenses related to the initial public offering of Granite point stock. Excluding these transaction expenses, our annualized expense ratio was 1.9% of average equity, compared to approximately $16.0 million, or 1.8% of average equity, for the quarter ended March 31, 2017.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR and net economic interests in consolidated securitization trusts. Due to the company’s controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company. During the consolidation period, the company’s financial condition and results of operations will reflect Granite Point’s commercial real estate strategy. As of June 30, 2017, the total value of the company’s portfolio was $19.5 billion.

The company’s portfolio includes rates and credit strategies, and the consolidated results of Granite Point. The rates strategy consisted of $15.2 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of June 30, 2017. The credit strategy consisted of $2.5 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, as well as their associated notional hedges as of June 30, 2017. Granite Point’s portfolio consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $1.8 billion as of June 30, 2017.

For the quarter ended June 30, 2017, the annualized yield on the company’s average aggregate portfolio was 3.96% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.60%. This resulted in a net interest rate spread of 2.36%.

RMBS and Agency Derivatives
For the quarter ended June 30, 2017, the annualized yield on average RMBS and Agency Derivatives was 3.7%, consisting of an annualized yield of 3.1% in Agency RMBS and Agency Derivatives and 8.4% in non-Agency RMBS.

(1)
Return on book value for the quarter ended June 30, 2017 is defined as the decrease in book value per common share from March 31, 2017 to June 30, 2017 of $0.04, plus the dividend declared of $0.26 per common share, divided by March 31, 2017 book value of $9.91 per common share.

The company experienced a three-month average constant prepayment rate (CPR) of 8.0% for Agency RMBS and Agency Derivatives held as of June 30, 2017, compared to 5.6% for those securities held as of March 31, 2017. The weighted average cost basis of the principal and interest Agency portfolio was 106.6% of par as of June 30, 2017, compared to 105.9% of par as of March 31, 2017. The net premium amortization was $36.9 million and $30.7 million for the quarters ended June 30, 2017 and March 31, 2017, respectively.

The company experienced a three-month average CPR of 6.2% for non-Agency principal and interest RMBS held as of June 30, 2017, as compared to 6.7% for those securities held as of March 31, 2017. The weighted average cost basis of the non-Agency portfolio was 60.5% of par as of June 30, 2017, compared to 59.5% of par as of March 31, 2017. The discount accretion was $22.1 million for the quarter ended June 30, 2017, compared to $22.2 million for the quarter ended March 31, 2017. The total net discount remaining was $1.2 billion as of June 30, 2017, compared to $1.3 billion as of March 31, 2017, with $0.4 billion designated as credit reserve as of June 30, 2017.

As of June 30, 2017, fixed-rate investments composed 87.4% and adjustable-rate investments composed 12.6% of the company’s RMBS and Agency Derivatives portfolio.

As of June 30, 2017, the company had residential mortgage loans held-for-investment with a carrying value of $3.1 billion and the company’s collateralized borrowings had a carrying value of $2.9 billion, resulting in net economic interests in consolidated securitization trusts of $240.1 million.

Mortgage Servicing Rights
As of June 30, 2017, the company held MSR on mortgage loans with UPB totaling $84.8 billion.(1) The MSR had a fair market value of $898.0 million, as of June 30, 2017, and the company recognized fair value losses of $46.6 million during the quarter ended June 30, 2017.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $51.3 million of servicing income and $10.9 million(1) of servicing expenses during the quarter ended June 30, 2017.

Granite Point Mortgage Trust
On June 28, 2017, the company completed the contribution of its equity interests in TH Commercial Holdings LLC to Granite Point simultaneously with the closing of Granite Point’s IPO. In exchange for the contribution, Granite Point issued to the company approximately 33.1 million shares of common stock of Granite Point. The company has previously announced its intention, subject to the discretion and approval of its Board of Directors and in compliance with applicable securities laws, to distribute these Granite Point shares to Two Harbors’ common stockholders by means of a special dividend following the expiration of a 120-day lockup period. As of the date of this release, the company has not issued an announcement nor has the Board of Directors made a final determination concerning any such distribution. For so long as Granite Point remains a majority-owned subsidiary of the company, financial information for Granite Point and its subsidiaries will be included in the company’s consolidated financial statements. As of June 30, 2017, Granite Point held senior, mezzanine and B-note commercial real estate assets with an aggregate carrying value of $1.8 billion. For both of the quarters ended June 30, 2017 and March 31, 2017, the annualized yield on Granite Point’s portfolio of commercial real estate assets was 6.2%.

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

Other Investments and Risk Management Derivatives
The company held $1.1 billion notional of net short TBAs as of June 30, 2017, which are accounted for as derivative instruments in accordance with GAAP.

As of June 30, 2017, the company was a party to interest rate swaps and swaptions with a notional amount of $16.1 billion. Of this amount, $14.8 billion notional in swaps were utilized to economically hedge interest rate exposure (or duration), and $1.4 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of June 30, 2017 and March 31, 2017:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2017		As of March 31, 2017
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$14,144,533	72.6%	$15,091,463	75.5%
Hybrid ARMs	26,735	0.1%	28,422	0.1%
Total Agency	14,171,268	72.7%	15,119,885	75.6%
Agency Derivatives	108,331	0.6%	113,162	0.6%
Mortgage servicing rights	898,025	4.6%	747,580	3.7%
Residential mortgage loans held-for-sale	22,433	0.1%	22,862	0.1%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,418,375	7.3%	1,410,616	7.1%
Mezzanine Bonds	832,172	4.3%	784,253	3.9%
Non-Agency Other	5,895	—%	3,943	—%
Total Non-Agency	2,256,442	11.6%	2,198,812	11.0%
Net Economic Interest in Securitization(1)	240,109	1.2%	239,821	1.2%
Residential mortgage loans held-for-sale	9,513	0.1%	9,824	0.1%
Commercial real estate assets	1,782,749	9.1%	1,548,603	7.7%
Aggregate Portfolio	$19,488,870		$20,000,549
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics		Three Months Ended June 30, 2017		Three Months Ended March 31, 2017
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.96%		3.99%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.2%		3.1%
Credit Strategy
Non-Agency RMBS, Legacy(1)		8.5%		9.2%
Non-Agency MBS, New issue(1)		7.2%		7.1%
Net economic interest in securitizations		11.0%		11.4%
Residential mortgage loans held-for-sale		5.1%		4.3%
Commercial Strategy		6.2%		6.2%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.60%		1.52%
Annualized interest rate spread for aggregate portfolio during the quarter		2.36%		2.47%
Debt-to-equity ratio at period-end(3)	4.5	:1.0	4.9	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of June 30, 2017		As of March 31, 2017
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)		$106.56		$105.88
Non-Agency(5)		$60.52		$59.48
Weighted average three month CPR
Agency		8.0%		5.6%
Non-Agency		6.2%		6.7%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		87.4%		86.9%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		12.6%		13.1%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency MBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, commercial real estate assets, MSR and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company's non-Agency interest-only portfolio would be $58.04 at June 30, 2017 and $56.93 at March 31, 2017.

“Residential credit again performed well in the second quarter, as this strategy continues to benefit from fundamental improvement and positive market technicals,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “Additionally, we continued building our MSR position to pair with Agency RMBS, which we believe will allow us to deliver strong results and book value stability through a variety of rate environments.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives, commercial real estate assets and MSR divided by total equity, of 4.5:1.0 and 4.9:1.0 as of June 30, 2017 and March 31, 2017, respectively. The company’s June 30, 2017 debt-to-equity ratio includes the consolidation of Granite Point’s assets and liabilities. Excluding the noncontrolling interest from the Granite Point IPO, as of June 30, 2017, the company’s debt-to-equity ratio would have been 4.7:1.0.

As of June 30, 2017, the company had outstanding $13.3 billion of repurchase agreements funding RMBS, Agency Derivatives and commercial real estate assets with 25 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.56% as of June 30, 2017.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of June 30, 2017, TH Insurance had $3.2 billion in outstanding secured advances, with a weighted average borrowing rate of 1.52%.

As of June 30, 2017, the company had outstanding $40.0 million of short-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 4.83% and remaining maturities of 86 days.

As of June 30, 2017, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives, commercial real estate assets and MSR had a weighted average of 2.9 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of June 30, 2017 and March 31, 2017, and the related cost of funds for the three months ended June 30, 2017 and March 31, 2017:

	As of June 30, 2017	As of March 31, 2017
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$13,666,237	$14,531,959
Mortgage servicing rights	40,000	15,000
Non-Agency MBS	1,509,646	1,390,219
Net economic interests in consolidated securitization trusts(1)	155,501	152,545
Commercial real estate assets	1,224,259	1,137,759
Other(2)	282,290	282,263
	$16,877,933	$17,509,745

Cost of Funds Metrics	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.5%	1.3%
Agency RMBS and Agency Derivatives	1.2%	1.0%
Mortgage servicing rights(3)	6.3%	6.0%
Non-Agency MBS	2.9%	2.8%
Net economic interests in consolidated securitization trusts(1)	2.6%	2.4%
Commercial real estate assets(3)	2.6%	2.2%
Other(2)(3)	6.4%	6.3%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

(2)	Includes unsecured convertible senior notes.

(3)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 8, 2017 at 9:00 a.m. EDT to discuss second quarter 2017 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 42991143, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 8, 2017, through 12:00 a.m. EST on August 15, 2017. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 42991143. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets; our anticipated distribution of Granite Point shares to the holders of our common stock; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$16,427,710	$13,128,857
Commercial real estate assets	1,782,749	1,412,543
Mortgage servicing rights, at fair value	898,025	693,815
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,120,410	3,271,317
Residential mortgage loans held-for-sale, at fair value	31,946	40,146
Cash and cash equivalents	651,707	406,883
Restricted cash	249,728	408,312
Accrued interest receivable	74,156	62,751
Due from counterparties	39,618	60,380
Derivative assets, at fair value	240,502	324,182
Other assets	264,482	302,870
Total Assets	$23,781,033	$20,112,056

LIABILITIES AND EQUITY
Liabilities
Repurchase agreements	$13,316,881	$9,316,351
Collateralized borrowings in securitization trusts, at fair value	2,880,301	3,037,196
Federal Home Loan Bank advances	3,238,762	4,000,000
Revolving credit facilities	40,000	70,000
Convertible senior notes	282,290	—
Derivative liabilities, at fair value	2,580	12,501
Due to counterparties	36,858	111,884
Dividends payable	95,049	83,437
Other liabilities	104,203	79,576
Total Liabilities	19,996,924	16,710,945

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 5,750,000 and 0 shares issued and outstanding, respectively (liquidation preference of $143,750)	138,872	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 348,977,215 and 347,652,326 shares issued and outstanding, respectively	3,490	3,477
Additional paid-in capital	3,654,653	3,659,973
Accumulated other comprehensive income	354,617	199,227
Cumulative earnings	2,118,636	2,038,033
Cumulative distributions to stockholders	(2,681,847)	(2,499,599)
Total Stockholders’ Equity	3,588,421	3,401,111
Noncontrolling interest	195,688	—
Total Equity	3,784,109	3,401,111
Total Liabilities and Equity	$23,781,033	$20,112,056

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$150,166	$101,512	$285,739	$180,940
Commercial real estate assets	25,840	13,300	49,410	24,372
Residential mortgage loans held-for-investment in securitization trusts	30,826	34,499	62,454	67,270
Residential mortgage loans held-for-sale	503	4,960	901	12,162
Cash and cash equivalents	1,226	505	1,679	795
Total interest income	208,561	154,776	400,183	285,539
Interest expense:
Repurchase agreements	49,299	22,697	86,311	38,726
Collateralized borrowings in securitization trusts	24,843	25,184	50,229	44,543
Federal Home Loan Bank advances	11,444	6,088	20,237	12,060
Revolving credit facilities	597	—	1,026	—
Convertible senior notes	4,591	—	8,412	—
Total interest expense	90,774	53,969	166,215	95,329
Net interest income	117,787	100,807	233,968	190,210
Other-than-temporary impairment losses	(429)	(90)	(429)	(807)
Other income (loss):
Gain (loss) on investment securities	31,249	8,331	(21,103)	37,805
Loss on interest rate swap and swaption agreements	(76,710)	(12,708)	(66,783)	(138,192)
Loss on other derivative instruments	(19,540)	(48,051)	(47,404)	(32,036)
Servicing income	51,308	35,816	91,081	69,949
Loss on servicing asset	(46,630)	(76,535)	(61,195)	(177,975)
Gain on residential mortgage loans held-for-sale	333	7,734	1,794	18,537
Other income (loss)	2,793	(9,561)	10,828	(6,734)
Total other loss	(57,197)	(94,974)	(92,782)	(228,646)
Expenses:
Management fees	11,772	11,837	23,242	23,881
Servicing expenses	11,603	7,576	17,223	15,437
Securitization deal costs	—	429	—	4,161
Other operating expenses	19,371	17,644	35,408	32,500
Total expenses	42,746	37,486	75,873	75,979
Income (loss) before income taxes	17,415	(31,743)	64,884	(115,222)
Provision for (benefit from) income taxes	8,757	(14,762)	(15,759)	(9,311)
Net income (loss)	8,658	(16,981)	80,643	(105,911)
Net income attributable to noncontrolling interest	40	—	40	—
Net income (loss) attributable to Two Harbors Investment Corp.	8,618	(16,981)	80,603	(105,911)
Dividends on preferred stock	4,285	—	4,285	—
Net income (loss) attributable to common stockholders	$4,333	$(16,981)	$76,318	$(105,911)

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Basic and diluted earnings (loss) per weighted average common share	$0.01	$(0.05)	$0.22	$(0.30)
Dividends declared per common share	$0.26	$0.23	$0.51	$0.46
Basic and diluted weighted average number of shares of common stock outstanding	348,946,335	347,597,955	348,756,189	348,516,985
Comprehensive income:
Net income (loss)	$8,658	$(16,981)	$80,643	$(105,911)
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	81,628	139,291	155,390	160,636
Other comprehensive income	81,628	139,291	155,390	160,636
Comprehensive income	90,286	122,310	236,033	54,725
Comprehensive income attributable to noncontrolling interest	42	—	42	—
Comprehensive income attributable to Two Harbors Investment Corp.	90,244	122,310	235,991	54,725
Dividends on preferred stock	4,285	—	4,285	—
Comprehensive income attributable to common stockholders	$85,959	$122,310	$231,706	$54,725

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of Comprehensive income (loss) to Core Earnings:

Comprehensive income attributable to common stockholders	$85,959	$122,310	$231,706	$54,725

Adjustment for other comprehensive income:
Unrealized gain on available-for-sale securities	(81,626)	(139,291)	(155,388)	(160,636)
Net income (loss) attributable to common stockholders	$4,333	$(16,981)	$76,318	$(105,911)

Adjustments for non-core earnings:
(Gain) loss on sale of securities and residential mortgage loans held-for-sale, net of tax	(23,258)	(12,332)	4,760	(29,081)
Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax	2,008	(1,026)	3,887	(15,129)
Other-than-temporary impairment loss, net of tax	429	90	429	807
Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax	35,358	45,598	(20,643)	36,012
Unrealized loss (gain) on interest rate swaps and swaptions economically hedging interest rate exposure (or duration), net of tax	43,121	(28,851)	80,763	106,091
Losses on other derivative instruments, net of tax	14,497	33,669	37,578	24,276
Realized and unrealized (gain) loss on financing securitizations, net of tax	(1,408)	10,960	(8,022)	9,482
Realized and unrealized losses on mortgage servicing rights, net of tax	16,600	44,521	5,097	118,182
Securitization deal costs, net of tax	—	279	—	2,705
Change in servicing reserves, net of tax	(16)	235	(1,851)	572
Non-cash equity compensation expense(1)	3,682	4,329	7,637	7,180
Tax valuation allowance	(11)	—	4,340	—
Transaction expenses associated with the IPO of Granite Point	2,193	—	2,193	—
Core Earnings attributable to common stockholders (2)	$97,528	$80,491	$192,486	$155,186

Weighted average common shares outstanding	348,946,335	347,597,955	348,756,189	348,516,985

Core Earnings attributable to common stockholders per weighted average common share outstanding	$0.28	$0.23	$0.55	$0.44
________________

(1)	This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017.

(2)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized gains and losses” (impairment losses, realized gains or losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and nonrecurring transaction costs related to Granite Point’s initial public offering) and “unrealized mark-to-market gains and losses” (unrealized gains and losses on the aggregate portfolio). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS (revised)
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(unaudited)
Net Interest Income:
Interest income	$208.6	$191.6	$179.1	$168.9	$154.8
Interest expense	90.8	75.4	66.2	60.4	54.0
Net interest income	117.8	116.2	112.9	108.5	100.8
Other income:
Interest spread on interest rate swaps	(2.6)	(7.9)	(2.9)	(4.3)	(7.7)
Interest spread on other derivative instruments	3.3	3.8	4.1	3.7	5.0
Servicing income, net of amortization(1)	19.4	13.2	(0.4)	5.4	11.3
Other income	1.4	1.5	1.7	1.5	1.4
Total other income	21.5	10.6	2.5	6.3	10.0
Expenses	36.9	32.0	32.3	31.2	32.3
Core Earnings before income taxes	102.4	94.8	83.1	83.6	78.5
Income tax (benefit) expense	0.5	(0.2)	(3.5)	(1.9)	(2.0)
Core Earnings	101.9	95.0	86.6	85.5	80.5
Core Earnings attributable to noncontrolling interest	0.1	—	—	—	—
Core Earnings attributable to Two Harbors	101.8	95.0	86.6	85.5	80.5
Dividends on Preferred Stock	4.3	—	—	—	—
Core Earnings attributable to common stockholders	$97.5	$95.0	$86.6	$85.5	$80.5
Basic and diluted weighted average Core EPS	$0.28	$0.27	$0.25	$0.25	$0.23
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.